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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Grey Wolf, Inc.

     We consent to incorporation by reference in the Registration Statements Nos. 33-34590, 33-75338, 333-19027, 333-65049, and 333-41334 of Grey Wolf, Inc.
on Form S-8 and Registration Statements Nos. 333-14783, 333-06077, 333-26519, 333-20423, 333-36593, 333-39683, 333-86949, and 333-40874 of Grey Wolf, Inc. on
Form S-3, of our report dated February 12, 2001, relating to the consolidated balance sheets of Grey Wolf, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000 annual report on From 10-K of Grey Wolf, Inc.

                                                            KPMG LLP

Houston, Texas
March 20, 2001